Exhibit 24.1
                                                        March 1, 2006
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
I hereby authorize each of the following individuals, whose signatures appear below, as well as any employee of International Business Machines
Corporation (IBM) designated in writing by the Secretary of IBM, to sign on my behalf as a member of the Board of Directors of IBM, pursuant to the
Securities Exchange Act of 1934 (the Act), any Securities and Exchange
Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, Form 5, or
Form 144 under the Act.
                A. Bonzani                ____________/s/_________________

                M. J. Busman                ____________/s/_________________

                H. Sabharwal                ____________/s/_________________

                M. Sladek                ____________/s/_________________
This authorization shall remain in effect for as long as I remain a member of the IBM Board of Directors.
                                                        Very truly yours,
                                                        /s/

                                                        James W. Owens
cc:  New York Stock Exchange